Exhibit 5.1

April 28, 2023

60 Degrees Pharmaceuticals, Inc.

1025 Connecticut Avenue NW
Suite 1000
Washington, DC 20036

Attn: Board of Directors

RE:	60 Degrees Pharmaceuticals, Inc.
Registration Statement on Form S-1 (File No.: 333-269483)

Ladies and Gentlemen:

We have acted as counsel to 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the above-caption registration under the Securities Act of 1933, as amended (the “Securities Act”), initially filed with the Commission on January 31, 2023, and as amended on April 3, 2023 and April 28, 2023 (the “Registration Statement”). The Company filed the Registration Statement in connection with the proposed registration of up to an aggregate of: (i) 1,415,095 units (the “Units”), with each Unit consisting of (A) one share of common stock, par value $0.0001 per share (“Common Stock”), (B) one tradeable warrant to purchase one share of Common Stock (“Tradeable Warrant”) and (C) one non-tradeable warrant to purchase one share of Common Stock (“Non-tradeable Warrant”), to be issued and sold by the Company in its initial public offering (the 1,415,095 shares of Common Stock underlying the Units, the “Unit Shares,” the 1,415,095 shares of Common Stock issuable upon the exercise of the Tradeable Warrants underlying the Units, the “Unit Tradeable Warrant Shares” and the 1,415,095 shares of Common Stock issuable upon the exercise of the Non-tradeable Warrants underlying the Units, the “Unit Non-tradeable Warrant Shares”); (ii) 1,856,580 shares of Common Stock on behalf of the selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”), consisting of (A) 10,482 shares of common stock to be issued upon conversion of a convertible note immediately prior to the consummation of the initial public offering (the “Note Shares”), (B) 237,159 shares of common stock to be issued upon exercise of warrants issued after the date of the effectiveness of the Registration Statement and prior to the closing of the initial public offering (together with the Note Shares, the “Selling Stockholders’ Shares”) and (C) 1,608,938 shares of common stock held by certain of the Selling Stockholders (the “Selling Stockholders’ Outstanding Shares”); (iii) (A) 212,265 shares of Common Stock (the “Over-Allotment Option Shares”) issuable upon the exercise of an over-allotment option granted by the Company to the underwriters (the “Over-Allotment Option”), (B) 212,265 Tradeable Warrants issuable upon the exercise of the Over-Allotment Option (the “Over-Allotment Option Tradeable Warrants”), including 212,265 shares of Common Stock issuable upon the exercise of the Over-Allotment Option Tradeable Warrants (the “Over-Allotment Option Tradeable Warrant Shares”) and (C) 212,265 Non-tradeable Warrants issuable upon the exercise of the Over-Allotment Option (the “Over-Allotment Option Non-tradeable Warrants”), including 212,265 shares of Common Stock issuable upon the exercise of the Over-Allotment Option Non-tradeable Warrants (the “Over-Allotment Option Non-tradeable Warrant Shares”); and (iv) 84,906 warrants to be issued to the representative of the underwriters as compensation for their services pursuant to the underwriting agreement to be entered into by and between the Company and the underwriters (the “Representative Warrants”), including the 84,906 shares of Common Stock issuable upon the exercise of the Representative Warrants (the “Representative Warrant Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering these opinions, we have examined the Company’s certificate of incorporation, as corrected, and amended and restated bylaws, both as currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, having been issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, including with regard to the Tradeable Warrants underlying the Units, the Unit Tradeable Warrant Shares, the Non-tradeable Warrants underlying the Units, the Unit Non-tradeable Warrant Shares, the Over-Allotment Option Tradeable Warrants, the Over-Allotment Option Tradeable Warrant Shares, the Over-Allotment Option Non-tradeable Warrants, the Over-Allotment Option Non-tradeable Warrant Shares, the Representative Warrants, and the Representative Warrant Shares, and as described in the Registration Statement:

(i)	The Unit Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(ii)	The Tradeable Warrants underlying the Units, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

(iii)	The Unit Tradeable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Tradeable Warrants underlying the Units against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(iv)	The Non-tradeable Warrants underlying the Units, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

(v)	The Unit Non-tradeable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Non-tradeable Warrants underlying the Units against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(vi)	The Selling Stockholders’ Shares, when issued to certain of the Selling Stockholders, will be deemed to be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(vii)	The Selling Stockholders’ Outstanding Shares are validly issued, fully paid and nonassessable shares of Common Stock;

(viii)	The Over-Allotment Option Shares, when issued pursuant to the exercise of the Over-Allotment Option, will be validly issued, fully paid, and non-assessable;

(ix)	The Over-Allotment Option Tradeable Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

(x)	The Over-Allotment Option Tradeable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Over-Allotment Option Tradeable Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

(xi)	The Over-Allotment Option Non-tradeable Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses;

(xii)	The Over-Allotment Option Non-tradeable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the exercise of the Over-Allotment Option Non-tradeable Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(xiii)	The Representative Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and

(xiv)	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Representative’sWarrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Our opinion is limited to the federal laws of the United States and the Delaware General Corporation Law and, with respect to the opinions set forth in paragraphs (iii), (v), (x), (xii) and (xiv) above, the internal laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering and resale offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, and in the prospectus forming a part thereof. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP